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                                                                    EXHIBIT 16.1

April 22, 2002



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549



Re:      SRA International, Inc.

Ladies and Gentlemen:

We have read the statements of SRA International, Inc. (the "Company") included under the heading "Change of Independent Public Accountants" in Amendment Number 1 to the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission in April 2002, and we agree with such statements as they relate to Arthur Andersen LLP.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP